SILVER BAY REALTY TRUST CORP.
REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS
Internalized Property Management in Tampa, the Company's Third-Largest Market and
Maintained Stabilized Occupancy of 95%

NEW YORK, August 6, 2014 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay,” or “the Company,” today announced its financial results for the quarter ended June 30, 2014.

Highlights

▪	Total revenue increased 6% quarter-over-quarter to $19.2 million

▪	Net operating income increased 5% quarter-over-quarter to $9.7 million

▪	Estimated net asset value increased quarter-over-quarter to $20.95 per common share from $20.35 per common share

▪	Stabilized occupancy of 95% on portfolio of 5,719 single-family properties

▪	Aggregate occupancy of 90% on portfolio of 5,987 single-family properties

▪	Core Funds From Operations increased 12% quarter-over-quarter to $3.0 million, or $0.08 per common share

▪	Internalized property management in Tampa, the Company's third-largest market, increasing internally managed portfolio to over 65%

“We made strong progress during the second quarter as demonstrated by continued growth in the value of our underlying portfolio and Core Funds from Operations,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “Furthermore, the recently announced securitization and internalization transactions are important strategic initiatives that will help increase overall shareholder value through a lower cost of funds, improved cash flow and simplified corporate structure.”

Financial Results

Silver Bay reported total revenue of $19.2 million for the second quarter of 2014, a 6% increase compared to total revenue of $18.1 million for the first quarter of 2014. This sequential quarter increase was primarily attributable to an additional 116 leased properties generating rental income during the second quarter and the recognition of a full quarter of rental income related to properties leased in the first quarter. Net loss attributable to common stockholders for the second quarter of 2014 was $5.0 million, or $(0.13) per common share, compared to net loss attributable to common stockholders for the first quarter of 2014 of $4.4 million, or $(0.11) per common share. Included in general and administrative expense for the second quarter of 2014 are a one-time expense of $775,000 paid to acquire the Company’s third-party property manager in Tampa and $474,000 in asset securitization expenses.

The Company reported net operating income, or NOI, of $9.7 million for the second quarter of 2014, a 5% increase compared to NOI of $9.2 million for the first quarter of 2014. Funds From Operations, or FFO, for the second quarter of 2014 was $1.4 million, or $0.04 per common share, compared to FFO for the first quarter of 2014 of $2.1 million, or $0.05 per common share. Core Funds From Operations, or Core FFO, for the second quarter of 2014 was $3.0 million, or $0.08 per common share, compared to Core FFO for the first quarter of 2014 of $2.7 million, or $0.06 per common share. NOI, FFO and Core FFO are non-GAAP financial measures. A reconciliation of net loss to NOI and net loss attributable to common stockholders to FFO and Core FFO are included in the financial and operating tables accompanying this press release.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 5,987 single-family properties as of June 30, 2014. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the second and first quarters of 2014:

PORTFOLIO AND OPERATING SUMMARY
	As of June 30, 2014	As of March 31, 2014
Estimated net asset value per share	$20.95	$20.35
Book value per share(1)	$16.74	$16.90

	As of June 30, 2014	As of March 31, 2014
Occupancy Rate
Stabilized properties	95%	95%
Aggregate portfolio	90%	92%
Average monthly rent on the aggregate portfolio	$1,170	$1,163

(1)	The decline in book value per share was primarily due to net loss, which included significant depreciation and amortization.

Estimated Net Asset Value

Silver Bay reported an estimated net asset value, or Estimated NAV, per share of $20.95 based on an estimated fair market value, or Estimated Portfolio Value, of the Company’s properties of $961.8 million as of June 30, 2014. The Company’s book value per share was $16.74 as of June 30, 2014. The difference between Estimated NAV and book value per share is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model, or AVM, which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 95% on properties that were stabilized as of June 30, 2014, which remained consistent with 95% in the prior quarter. Silver Bay reported an occupancy rate of 90% for the aggregate portfolio as of June 30, 2014, a decrease of two percentage points compared to an occupancy rate of 92% on the aggregate portfolio as of March 31, 2014. The slight decrease in aggregate occupancy is attributed to an increase in the Company's acquisition pace. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,170 for the second quarter of 2014, compared to an average monthly rent of $1,163 for the first quarter of 2014.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.03 per share of common stock for the quarter ended June 30, 2014. The dividend was paid July 11, 2014 to common stockholders of record at the close of business on June 30, 2014.

Financing and Liquidity

As of June 30, 2014, Silver Bay had $224.6 million outstanding on its $350.0 million revolving credit facility. The Company had $36.4 million in cash, $34.3 million in escrow deposits and $125.4 million available under its $350.0 million revolving credit facility as of June 30, 2014.

Events Subsequent to Second Quarter 2014

Securitization Transaction

Silver Bay announced on July 31, 2014 that it has priced its previously disclosed securitization transaction. The transaction involves the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 3,089 single-family properties sold to one of its affiliates. The Company has agreed to sell approximately $312 million of certificates with a blended effective interest rate of LIBOR plus 1.92%. The transaction is intended to reduce the Company's cost of capital over the long term and provide funds for additional acquisitions of single family properties and other general corporate purposes. The transaction is expected to close on or about August 12, 2014.

Internalization Transaction

Silver Bay announced on August 4, 2014 that it has entered into a contribution agreement to acquire PRCM Real Estate Advisors LLC, its external manager, or the Manager, in exchange for 2,231,511 common units of the Operating Partnership, which are redeemable for cash, or at the Company's election, a number of the Company’s common shares on a one-for-one basis that represent approximately 5.8% of the outstanding capital stock of Silver Bay as of June 30, 2014. Following such transaction, Silver Bay will own all material assets and intellectual property rights of the Manager currently used in the conduct of its business and will be managed by officers and employees who currently work for the Manager and who are expected to become employees of Silver Bay or a subsidiary thereof as a result of the internalization. This transaction remains subject to approval of the Company’s stockholders. Although an agreement has been reached, there is no assurance that the stockholders will approve the transaction or that the internalization will be completed. Additional details regarding the proposed internalization can be found in a press release issued by Silver Bay on August 4, 2014.

Conference Call

Silver Bay will host a conference call on August 7, 2014 at 10:00 a.m. EDT to discuss second quarter 2014 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 7, 2014 through 9:00 a.m. EDT on August 25, 2014. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10050287. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; failure to obtain stockholder approval of the internalization transaction; failure to successfully manage integration of the Manager into the Company; the Company’s ability to hire Manager personnel currently providing services to the Company; the Company’s ability to close the securitization transaction and perform under its covenants; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties, or Estimated Renovation Reserve. The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of June 30, 2014 is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and Estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

NOI is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations and Core Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

Core Funds From Operations, or Core FFO, is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its ongoing securitization transaction, total non-cash share based stock compensation and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
SECOND QUARTER 2014

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	June 30, 2014 (unaudited)	December 31, 2013
Assets
Investments in real estate:
Land	$146,910	$137,349
Building and improvements	683,284	638,955
	830,194	776,304
Accumulated depreciation	(30,536)	(18,897)
Investments in real estate, net	799,658	757,407
Assets held for sale	3,503	6,382
Cash	36,368	43,717
Escrow deposits	34,331	24,461
Resident security deposits	8,029	6,848
In-place lease and deferred lease costs, net	559	749
Deferred financing costs, net	3,955	3,225
Other assets	3,210	3,289
Total assets	$889,613	$846,078
Liabilities and Equity
Liabilities:
Revolving credit facility	$224,560	$164,825
Accounts payable and accrued property expenses	8,299	6,072
Resident prepaid rent and security deposits	9,030	8,357
Amounts due to the manager and affiliates	2,650	6,866
Amounts due to previous owners	—	998
Total liabilities	244,539	187,118
10% cumulative redeemable preferred stock at liquidation value, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $.01 par; 450,000,000 shares authorized; 38,474,325 and 38,561,468, respectively shares issued and outstanding	383	385
Additional paid-in capital	687,667	689,646
Accumulated other comprehensive loss	(499)	(276)
Cumulative deficit	(43,477)	(31,795)
Total equity	644,074	657,960
Total liabilities and equity	$889,613	$846,078

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended June 30,
	2014	2013
Revenue:
Rental income	$18,789	$10,325
Other income	363	392
Total revenue	19,152	10,717
Expenses:
Property operating and maintenance	4,140	2,642
Real estate taxes	2,793	1,712
Homeowners’ association fees	355	280
Property management	2,427	3,067
Depreciation and amortization	6,228	4,860
Advisory management fee - affiliates	2,169	2,578
General and administrative	3,417	1,949
Interest expense	2,642	158
Other	(49)	217
Total expenses	24,122	17,463
Net loss	(4,970)	(6,746)
Net loss attributable to noncontrolling interests - Operating Partnership	—	4
Net loss attributable to controlling interests	(4,970)	(6,742)
Preferred stock distributions	(25)	(25)
Net loss attributable to common stockholders	$(4,995)	$(6,767)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.13)	$(0.18)
Weighted average common shares outstanding	38,465,803	39,318,318
Comprehensive Loss:
Net loss	$(4,970)	$(6,746)
Other comprehensive loss:
Change in fair value of interest rate cap derivatives	(137)	—
Other comprehensive loss	$(137)	$—
Comprehensive loss	(5,107)	(6,746)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	—	4
Comprehensive loss attributable to controlling interests	$(5,107)	$(6,742)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock			Accumulated Other Comprehensive Loss
	Shares	Par Value Amount	Additional Paid-In Capital		Cumulative Deficit	Total Equity
Balance at January 1, 2014	38,561,468	$385	$689,646	$(276)	$(31,795)	$657,960
Non-cash equity awards, net	68,598	—	457	—	—	457
Repurchase of common stock	(155,741)	(2)	(2,436)	—	—	(2,438)
Dividends declared	—	—	—	—	(2,347)	(2,347)
Net loss	—	—	—	—	(9,335)	(9,335)
Other comprehensive loss	—	—	—	(223)	—	(223)
Balance at June 30, 2014	38,474,325	$383	$687,667	$(499)	$(43,477)	$644,074

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(AMOUNTS IN THOUSANDS)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(9,335)	$(13,128)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	12,373	8,378
Non-cash stock compensation	457	517
Amortization of deferred financing costs	968	158
Other	785	579
Net change in assets and liabilities:
Increase in escrow cash for operating activities and reserves under the credit facility	(9,294)	(6,783)
(Increase) decrease in deferred lease fees and other assets	(1,100)	918
Increase in accounts payable, accrued property expenses, and prepaid rent	2,018	2,814
(Decrease) increase in related party payables, net	(5,214)	4,344
Net cash used by operating activities	(8,342)	(2,203)
Cash Flows From Investing Activities:
Purchase of investments in real estate	(40,846)	(251,610)
Capital improvements of investments in real estate	(14,866)	(52,237)
Increase (decrease) in escrow cash for investing activities	(576)	8,103
Proceeds from sale of real estate	3,434	428
Other	(43)	(241)
Net cash used by investing activities	(52,897)	(295,557)
Cash Flows From Financing Activities:
Proceeds from revolving credit facility	60,083	78,843
Paydown of revolving credit facility	(348)	—
Deferred financing costs paid	(1,698)	(3,583)
Purchase of interest rate cap agreements	(100)	—
Repurchase of common stock	(2,438)	—
Dividends paid	(1,609)	(450)
Proceeds from issuance of common stock, net of offering costs	—	34,405
Net cash provided by financing activities	53,890	109,215
Net change in cash	(7,349)	(188,545)
Cash at beginning of period	43,717	228,139
Cash at end of period	$36,368	$39,594
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,188	$214
Board of directors stock compensation	$—	$125
Decrease in fair value of interest rate cap agreements	$223	$—
Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$1,150	$392
Advisory management fee - additional basis	$—	$759
Capital improvements in accounts payable	$828	$1,274

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF JUNE 30, 2014

Market	Number of Properties(1)	Aggregate Cost Basis (thousands)(2)	Average Cost Basis per Property (thousands)	Average Age (in years)(3)	Average Square Footage
Phoenix	1,424	$200,058	$140	25.2	1,636
Atlanta	1,040	$129,864	$125	17.7	2,006
Tampa	926	$132,311	$143	24.4	1,656
Northern CA(4)	384	$72,161	$188	45.4	1,401
Dallas	309	$39,546	$128	21.3	1,636
Las Vegas	290	$40,984	$141	17.7	1,719
Columbus	283	$32,101	$113	36.7	1,416
Orlando	268	$39,099	$146	26.1	1,616
Southeast FL(5)	241	$46,785	$194	38.7	1,584
Jacksonville	224	$27,942	$125	27.9	1,531
Tucson	209	$17,252	$83	41.0	1,330
Southern CA(6)	156	$23,572	$151	44.0	1,346
Charlotte	130	$17,090	$131	12.8	1,980
Houston	103	$11,429	$111	30.7	1,674
Totals	5,987	$830,194	$139	26.6	1,665

(1)
Total properties exclude properties held for sale or sold by the Company’s taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through June 30, 2014 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $4.9 million in capital improvements, incurred from our formation through June 30, 2014, to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of June 30, 2014, approximately 14% of the properties in the aggregate portfolio were less than 10 years old, 29% were between 10 and 20 years old, 18% were between 20 and 30 years old, 18% were between 30 and 40 years old, 9% were between 40 and 50 years old and 12% were more than 50 years old. Average age is an annual calculation.

(4)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(5)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(6)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES
AS OF JUNE 30, 2014

Market	Number of Properties	Number of Stabilized Properties(1)	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Stabilized Occupancy Rate	Average Monthly Rent(2)
Phoenix	1,424	1,424	1,364	60	95.8%	95.8%	$1,036
Atlanta	1,040	1,004	925	115	88.9%	92.1%	1,159
Tampa	926	925	871	55	94.1%	94.2%	1,233
Northern CA	384	384	374	10	97.4%	97.4%	1,503
Dallas	309	265	255	54	82.5%	96.2%	1,266
Las Vegas	290	290	282	8	97.2%	97.2%	1,145
Columbus	283	279	258	25	91.2%	92.5%	1,033
Orlando	268	225	222	46	82.8%	98.7%	1,237
Southeast FL	241	176	168	73	69.7%	95.5%	1,722
Jacksonville	224	153	143	81	63.8%	93.5%	1,110
Tucson	209	209	199	10	95.2%	95.2%	837
Southern CA	156	155	148	8	94.9%	95.5%	1,161
Charlotte	130	129	110	20	84.6%	85.3%	1,164
Houston	103	101	97	6	94.2%	96.0%	1,196
Totals	5,987	5,719	5,416	571	90.5%	94.7%	$1,170

(1)
The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet our standards and may have existing residents who would not otherwise meet our resident screening requirements.

(2)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of June 30, 2014 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV:

(amounts in thousands except share data)	June 30, 2014
	Amount	Per Share(1)
Investments in real estate, gross	$830,194	$21.58
Accumulated depreciation	(30,536)	(0.79)
Investments in real estate, net	799,658	20.79
Add: Increase in estimated fair market value of investments in real estate(2)	166,819	4.33
Less: Estimated Renovation Reserve(3)	(4,708)	(0.12)
Estimated Portfolio Value	$961,769	$25.00

Book value(4)	$644,074	$16.74
Less: Investments in real estate, net	(799,658)	(20.79)
Add: Estimated Portfolio Value	961,769	25.00
Estimated Net Asset Value	$806,185	$20.95

(1)	Per share amounts are based upon common shares outstanding of 38,474,325 as of June 30, 2014.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $966,477, which assumes all properties are fully renovated, and net investments in real estate.

(3)	Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.

(4)	Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income, or NOI, is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense, and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30, 2014		Three Months Ended March 31, 2014
Net loss		$(4,970)		$(4,365)
Depreciation and amortization		6,228		6,145
Advisory management fee - affiliates		2,169		2,201
General and administrative		3,417		2,053
Interest expense		2,642		2,327
Other		(49)		411
Property operating and maintenance add back:
Market ready costs prior to initial lease		55		89
Property management add backs:
5% property management fee	$80		$111
Acquisition fees and costs expensed	—		60
System implementation costs	—		124
Other	86		67
Total property management add backs		166		362
Net operating income		$9,658		$9,223
Net operating income as a percentage of total revenue		50.4%		50.9%

Funds From Operations and Core Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

Core Funds From Operations, or Core FFO, is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its ongoing securitization transaction, total non-cash share based stock compensation and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

The following table sets forth a reconciliation of the Company’s net loss attributable to common stockholders as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months ended June 30, 2014 and March 31, 2014. Also presented is information regarding the weighted-average number of shares of our common stock outstanding used for the basic and diluted computation per share (amounts in thousands, except share and per-share amounts):

	Three Months Ended June 30, 2014	Three Months Ended March 31, 2014
Net loss attributable to common stockholders	$(4,995)	$(4,390)
Preferred distributions	25	25
Depreciation and amortization	6,228	6,145
Other	152	295
Funds from operations	$1,410	$2,075

Adjustments:
Acquisition fees and costs expensed and other(1)	$775	$60
Securitization fees and costs expensed(2)	474	110
Non-cash stock compensation	259	198
Market ready costs prior to initial lease	55	89
System implementation costs	—	124
Core funds from operations	2,973	2,656

Weighted average shares outstanding	38,465,803	38,542,728
FFO per common share - basic and diluted(3)	$0.04	$0.05
Core FFO per common share - basic and diluted(3)	$0.08	$0.06

(1)	Includes a one-time expense in the three months ended June 30, 2014 to acquire the Company's third-party property manager in its Tampa market.

(2)	Represents non-capitalizable costs related to our proposed asset securitization for personnel and other matters.

(3)	FFO and Core FFO per common share - basic and diluted are calculated on a basis consistent with earnings (loss) per share, by removing the adjustment for preferred distributions.